Exhibit 21
Subsidiaries of Registrant

            ConAgra, Inc. is the parent corporation owning 100% (unless otherwise noted) of the voting securities of the following subsidiaries as of May 29, 1994:

                                                            Jurisdiction of
            Subsidiary                                      Incorporation

Arrow Industries, Inc.                                       Texas

Atwood-Kellogg Company                                       Minnesota

Hunt-Wesson, Inc. (owns 100% of the
 voting securities of twenty-three
 domestic and four foreign corporations
 engaged principally in the production
 and marketing of retail, foodservice
 and industrial food products.)                              Delaware

ConAgra Consumer Direct, Inc.                                Delaware

ConAgra Fertilizer Company (owns 100% of the
 voting securities of one domestic and one
 foreign corporation engaged in the retail
 fertilizer business)                                        Nebraska

ConAgra Foreign Sales Corporation, Inc.                      Guam

ConAgra International Fertilizer Company                     Delaware

ConAgra International, Inc.  (owns 100% of the
 voting securities of fifty foreign and one
 domestic corporation engaged principally
 in the worldwide commodities trading business
 and the processing of beef, wool and malt)                  Delaware

ConAgra International (Far East) Limited (owns
 100% of the voting securities of three foreign
 corporations engaged principally in the world-
 wide commodities trading business)                          Hong Kong

ConAgra International, S.A.                                  Spain

ConAgra Pet Products Company                                 Delaware

ConAgra Poultry Company                                      Delaware

Cook Family Foods, Ltd.                                      Pennsylvania

Country Skillet Catfish Company                              Delaware

CTC North America, Inc.                                      Delaware

Geldermann, Inc.  (owns 100% of the voting
  securities of four domestic and six
  foreign corporations engaged principally
  in the financial services business)                        Illinois

Golden Valley Microwave Foods, Inc. (owns 50%
  of Lamb-Weston,Inc.; owns 100% of the voting
  securities of a foreign corporation engaged
  in the development and marketing of foods
  for preparation in microwave ovens)                        Minnesota

Hanau Meat Co.,Inc.                                          New York

Klein/Berger and Company                                     California

Kurt A. Becher GmbH & Co. KG                                 Germany

Lamb-Weston, Inc. (50% owned by ConAgra, Inc.
  and 50% owned by Golden Valley Microwave
  Foods, Inc.) (owns 100% of the voting
  securities of two foreign and two
  domestic corporations engaged in
  the frozen potato products business)                       Delaware

Miller Bros. Company, Inc.                                   Utah

Molinos de Puerto Rico, Inc.                                 Nebraska

Monfort, Inc.  (owns 100% of the
  voting securities of twelve
  domestic corporations engaged
  principally in the livestock
  feeding and processing business)                           Delaware

National Foods, Inc.                                         New York

Prairie Bean Company                                         California

Superior Barge Lines Inc. (80% owned)                        Delaware

To-Ricos, Inc.                                               Nebraska

United Agri Products, Inc. (owns 100%
  of the voting securities of
  thirty-five domestic and one
  foreign corporation engaged
  principally in the agricultural
  chemicals business)                                        Delaware

United Milling Systems AIS                                   Denmark


UPF, Inc. (owns 100% of the voting
  securities of a domestic
  corporation engaged in the
  private label consumer products
  business)                                                  Georgia

Woodward & Dickerson (Japan) Ltd.                            Pennsylvania

            The corporations listed above and on the previous pages are included in the consolidated financial statements, which are a part of this report.


            ConAgra and its subsidiaries account for the following investments using the equity method of accounting:

Saprogal (100% owned)                                        Spain
Sapropor (95% owned)                                         Portugal
Trident Seafoods Corporation (50% owned)                     Washington